UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 10, 2006

SCIENTIGO, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-22969

Delaware	59-3562953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6701 Carmel Road
Suite 205
Charlotte, NC  28226
(Address and zip code of principal executive offices)

(704) 837-0500
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into Material Definitive Agreement

On July 10, 2006, Scientigo, Inc., entered into (i) Amendment No. 1 of the Stock Repurchase Agreement dated as of November 28, 2005 (“Amendment No. 1”), between Scientigo  and Guideline, Inc., formerly known as Find/SVP, Inc. (“Guideline”), and (ii) an allonge to the promissory note (the “Original Note”) made by Scientigo originally dated November 28, 2005, in the original principal sum of $100,000 (such Original Note as amended by the aforesaid allonge, the “Amended Note”).

The Original Note and the original Stock Repurchase Agreement evidenced portions of the purchase price payable to the Guideline by us under the terms of the Transaction Agreement dated as of November 28, 2005 pursuant to which Guideline sold the “Find.com” URL to Scientigo. Under the terms of that sale, we paid to Guideline, among other consideration, 49% of the outstanding capital stock (the “Minority Shares”) of Tigo Search, Inc., which is our majority-owned subsidiary.

Pursuant to Amendment No. 1, we are now obligated to purchase the Minority Shares by the date which is the earlier of (i) the date by which we raise $2,000,000 from certain debt and equity financing transactions, or (ii) October 10, 2006. The “Find.com” URL and Trademark License serve as collateral to Amendment No. 1 and the Amended Note. The purchase price for all the Minority Shares is $700,000, of which $350,000 is payable in cash, and the balance is payable in shares of our unregistered common stock valued at the average price of our common stock as quoted on the OTC Bulletin Board during the 30 consecutive trading days ending on the third day prior to delivery of such unregistered shares of our common stock to Guideline.

Under the terms of the Amended Note, we are now obligated to pay the outstanding balance of the Amended Note, which is $75,000, plus accrued but unpaid interest, by the revised fixed maturity date of August 1, 2006.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The relevant disclosure contained in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIGO, INC.

By:	/s/ Doyal G. Bryant

Name:	Doyal G. Bryant
Title:	Chief Executive Officer and President
Date:	July 14, 2006